Exhibit 99.1

VIASPACE SUBSIDIARY SIGNS CARTRIDGE AGREEMENT
WITH CATALYTIC DEVICE INTERNATIONAL

PASADENA, CA.—March 23, 2006—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), has entered into a fuel cartridge design, prototyping and supply agreement with Catalytic Device International, LLC (CDI) of Pleasanton California. CDI is developing innovative heaters based on the catalytic decomposition of methanol into water vapor, carbon dioxide and heat without burning. These heaters require a methanol fuel cartridge similar to a cartridge for direct methanol fuel cells. Whereas a fuel cell produces electricity and little heat, the CDI product produces no electricity and efficiently generates heat. CDI heaters are flexible and can be used in many applications including heaters embedded into winter clothing, boots, sleeping bags, tents and medical equipment.

“CDI heaters require a methanol fuel cartridge, and we wanted to leverage the design and safety certification expertise that DMFCC has gained in developing methanol cartridges for the fuel cell industry,” stated Cliff Welles, CEO of Catalytic Device International.

Dr. Carl Kukkonen, CEO of VIASPACE, said, “DMFCC’s slogan has been ‘packaging fuel for the fuel cell industry.’ CDI is a new business opportunity outside the fuel cell industry that we did not even know existed. We are pleased to be working with them. DMFCC will provide a custom cartridge solution for CDI and we will deliver prototypes for testing in four months. DMFCC also plans to provide other cartridge samples to several potential fuel cell customers for evaluation. DMFCC’s cartridge design is flexible and can be easily modified to meet the specific requirements of each customer.”

Direct Methanol Fuel Cell Corporation focuses on producing disposable fuel cartridges containing liquid fuels, such as methanol, to provide the energy source for laptop computers, cell phones and other portable electronic devices powered by direct methanol fuel cells. These fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers in 2007.

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, or contact Investor Relations at (888) 359-9558, or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Catalytic Device International LLC.:
Catalytic Devices International, LLC, founded by C.G.Welles in 2001 has developed and is bringing to market in 2007 a unique and highly innovative, portable, heat-on-demand product by implementing CDI’s advanced catalytic oxidation technology. Through the use of a direct methanol conversion process, analogous to micro fuel cell techniques, heat energy is efficiently extracted and applied to a variety of end uses.

The technology is a collection of groundbreaking, proprietary, patented techniques and processes. It allows, for the first time, a truly cost-effective, high energy density, personal heat source that can be implemented into a wide variety of applications, including clothing, boots, gloves, tents, sleeping bags, ground covers, insulated food storage, camping stoves, diving suits, and medical equipment. CDI has been privately funded by the founders of the company since its inception.
For more information, please contact Cliff Welles, CEO, at 925-460-3860 or e-mail to cwelles@pacbell.net

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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.